UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2009

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697                                          06-1449146
(Commission File Number)                     (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2009, Republic Airways Holdings Inc. (the “Company”) entered into Amendment No. 3 to the Amended and Restated Senior Secured Credit Agreement, dated as of September 3, 2008, among Midwest Airlines, Inc. (“Midwest”), Midwest Air Group, Inc., each of the subsidiaries of Midwest from time to time party thereto, each lender from time to time party thereto, Wells Fargo Bank Northwest, National Association, as administrative agent and Wells Fargo, as collateral agent (the “Third Credit Agreement Amendment”).  Pursuant to the Third Credit Agreement Amendment, the Company has agreed to loan Midwest an additional $6 million.

On June 3, 2009, the Company entered into Amendment No. 2 to the Airline Services Agreement (the “ASA”), dated as of September 3, 2008, among Midwest, Republic Airline Inc., Midwest Air Group, Inc. and the Company (the “Second ASA Amendment”).  Pursuant to the Second ASA Amendment, the Company will add 12 37-50 seat Embraer jet aircraft, all of which are scheduled to enter service by January 2010.  All of the aircraft will be sourced from the Company’s existing fleet of aircraft or through a third party lessor.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Date: June 8, 2009	By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer